EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned agree that this Amended Schedule 13D dated May 13, 2010 relating to the common stock of Pacific Health Care Organization, Inc. shall be filed on behalf of the undersigned.

Date: May 13, 2010	By:	/S/ Tom Kubota
Tom Kubota

Nanko Investments, Inc.

Date: May 13, 2010	By:	/S/ Tom Kubota
Tom Kubota
President

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